[YEAR]
RESTRICTED STOCK AGREEMENT
TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this ___ day of June, 20__, by and between Titan Machinery Inc., a Delaware corporation (the “Company”), and ________________ (“Participant”).

W I T N E S S E T H:

WHEREAS, the Participant on the date hereof is an employee of the Company or one of its Affiliates; and

WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Grant of Restricted Stock Award.

a.Pursuant to Section 11 of the Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) a restricted stock award (the “Restricted Stock”) for __________________ (________) shares of the Company’s common stock subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

b.The Company shall cause to be issued uncertificated book-entry shares, registered in the Participant’s name, representing the Restricted Stock.  These shares shall be held as restricted shares until the vesting dates, be subject to an appropriate stop-transfer order and shall bear the following restrictive legend:

“The Common Shares held in book-entry are subject to forfeiture and are subject to the restrictions against transfer as contained in the Titan Machinery 2014 Equity Incentive Plan and a Restricted Stock Agreement between Titan Machinery Inc. and the registered owner of such shares.  Release from such restrictions, terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of Titan Machinery Inc.”

2.    Vesting of Restricted Stock.

a.The shares of Restricted Stock will vest in accordance with the following schedule:

Vesting Dates	Shares
April 1, 20__
April 1, 20__
April 1, 20__
April 1, 20__

If the Participant’s employment is terminated or the Participant’s employment status changes from full-time to part-time, then Participant shall immediately forfeit all unvested shares of Restricted Stock.

b.Solely for purposes of this Agreement, “full-time” means regularly scheduled to work at least 40 hours per week, and “part-time” means regularly scheduled to work less than 40 hours per week.

c.Notwithstanding Section 2.a. above, all of Participant’s unvested Restricted Stock shall vest on the date any of the following events occur:

i.	Participant’s death;

ii.	Participant’s employment is severed due to disability under the Company’s long-term disability plan; or

iii.	Participant retires from the Company at age sixty-four (64) or older with at least five (5) years of service (or pursuant to early retirement with the consent of the Compensation Committee).

Your vesting of restricted shares under this Section 2.c will be on a “net settlement” basis, meaning that the gross number of shares scheduled for vesting will be reduced by that number of shares equal in value to your tax withholding obligations for this compensation, which then results in the issuance of shares in a “net” amount.
d.Upon vesting of any portion of the Restricted Stock, pursuant to the schedule above, the Company will cause to be issued to Participant either a share certificate or uncertificated book-entry shares no longer subject to the restrictions described in Section 1(b) above, but bearing such legend as the Company deems advisable pursuant to the exercise of its discretion under Section 4(b) below.

3.    Rights as Shareholder; Dividends.

a.The Participant shall be the record owner of the Restricted Stock during the vesting period and thereafter following vesting until the shares of common stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.

b.If the Participant forfeits any rights he/she has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the unvested Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

4.    Miscellaneous.

a.Employment Status. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Except to the extent otherwise set forth in any written employment agreement, Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

b.Transfers; Securities Law Compliance. Prior to vesting, Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the shares of Restricted Stock received pursuant to this Agreement. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Restricted Stock subject to this Agreement shall be held, until such time that such Restricted Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

c.Tax Liability and Withholding. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the vesting of the Restricted Stock and to take all such other action as the Plan Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes. The Plan Administrator may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i)	tendering a cash payment.

(ii)
authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Participant's liability for Tax-Related Items.

d.Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

e. Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

f.Acceptance. The Participant hereby acknowledges access to the Plan and receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition of the Restricted Stock.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TITAN MACHINERY INC.

By:    ____________________________________
Its: ________________________________

__________________________________________
______________, Participant

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